                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT, dated as of March 24, 1997 (the "Effective Date"), is by and between James W. MacIntyre, IV, (the "Executive") and Global Exchange, Inc., a Virginia corporation with its principal offices at 7010 Little River Turnpike, Suite 250, Annandale, Virginia 22003 (the "Company").

     WHEREAS the Company desires to employ Executive as the Chief Executive Officer and President of the Company for the period and upon the terms and conditions hereinafter set forth; and

     WHEREAS Executive desires to serve in such capacities upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the Company and Executive hereby agree as follows:

     1.   Employment.
          ----------

     a) The Company will employ the Executive, and Executive agrees to be employed by the Company, as the Chief Executive Officer and President. Executive will have the responsibilities, duties and authority commensurate with his position the Chief Executive Officer and President including, without limitation, responsibility for the general management and operation of the Company ("Responsibilities"). Executive will also have such other responsibilities, duties and authority as may from time to time be assigned to him by the Board of Directors of the Company (the "Board").

     b) The Executive will be required to devote (i) substantially his entire time during Company business hours as defined in then current Company policies, plus any other reasonable time required to complete the obligations of his Responsibilities (reasonable sick leave, holidays, vacation time and other time and efforts not defined in this section of the Employment Agreement being exempt from this commitment) and (ii) his best efforts to faithfully and satisfactorily fulfill the obligations of his Responsibilities to further the Company's best interests.

     2.   Term of Employment. Executive's employment hereunder shall
          ------------------
commence on the Effective date hereof (the "Commencement Date"). The term of the Executive's employment hereunder shall renew automatically for additional successive one-year periods, unless either party hereto provides written notice of its intention not to renew the Agreement at least ninety (90) days prior to the applicable expiration date.

     3.   Compensation.  In consideration for Executive's services under
          ------------
this Agreement, Executive will be (i) paid salary at an annual rate of $200,000, subject to increases by the Board (the "Annual Salary") and (ii) an annual bonus equal to twelve and one half percent (12.5%) of Executive's current Annual Salary. Executive's Annual Salary shall be paid in periodic installments at such times as salaries are generally paid to other executives of the Company and all compensation under this agreement shall be subject to required withholdings and deductions.

     4.   Vacation, Benefits and Reimbursement of Expenses.
          ------------------------------------------------

     (a) Vacation. Executive shall be entitled to vacation commensurate with other senior executives of the Company.

     (b) Employee Benefit Plans and Other Benefits. Executive shall also be entitled to participate in any employee benefit plans which the Company provides or may establish for the benefit of its executives including, without limitation, life, medical, dental and other insurance, 401(k), stock option, and similar plans.

     (c) Reimbursement of Expenses. Executive shall be entitled to reimbursement for all ordinary and reasonable out-of-pocket business expenses which are reasonably incurred by him in furtherance of the Company's business in accordance with policies adopted from time to time by the Company.

     5.   Termination by the Executive.  Executive's employment may be
          ----------------------------
terminated by him, by giving a written notice of at least thirty (30) days to the Company. In the event of such a notice, the Company may elect to waive the thirty (30) day period or any portion thereof, in which event Executive's employment shall end as of such earlier date. For purposes of this Paragraph 5, the Termination Date shall be such date as Executive's employment ends.

     6.   Termination by the Company.  Executive's employment may be
          --------------------------
terminated at any time by the Company (a) with Cause by a written notice to Executive, effective immediately unless otherwise stated in such notice, which date shall be the Termination Date therefor, (b) without Cause at any time, by a written notice to Executive, effective ninety (90) days after the date given, except as Executive and the Company may otherwise agree in writing, which date of effectiveness shall be the Termination Date therefor, or (c) for death or total and permanent disability in accordance with Paragraph 7.

     For purposes of this Agreement, the term "Cause" means (i) the willful and continued failure by Executive to substantially perform his duties hereunder, or
(ii) the willful engaging by Executive in misconduct which is materially injurious to the Company, monetarily or otherwise, or (iii) a felony conviction by a court of competent jurisdiction or (iv) confirmed and continuing intoxication by alcohol or other controlled substances.

     7.   Termination upon Death or Disability.  (a)  Executive's employment
          ------------------------------------
by the Company shall terminate upon his death, or upon the Company's written notice if, by virtue of total and permanent disability, Executive is unable to perform his duties hereunder.

     (b) Executive shall be considered to be totally and permanently disabled hereunder if for reasons involving mental or physical illness or physical injury Executive is unable to or fails to perform his duties hereunder for a period of ninety (90) consecutive calendar days or for any periods aggregating ninety (90) days or more in any twelve (12) consecutive month period. The determination that, by virtue of total and permanent disability, Executive is unable to perform his duties hereunder shall be made by a physician chosen by the Company and reasonably satisfactory to Executive (or his legal representative). The cost of such examination shall be borne by the Company. In the event of total and permanent disability, the Termination Date shall be the date of the Company's written notice .

     8.   Payments of Compensation Upon Termination.
          -----------------------------------------

     (a) In the event Executive's employment hereunder shall be terminated by the Executive other than for Good Reason (as herein after defined), by the company for Cause, or as a result of death or total and permanent disability, Executive shall be entitled as of the Termination Date to no compensation under this Agreement, except as provided in Paragraph 9.

     (b) In the event Executive's employment is terminated by Executive for Good Reason, by the Company without cause or by reason of the Company's election of non-renewal of the term under Section 2 such that Executive will not have been employed hereunder for at least three years from the Commencement Date, then in any of such events the Company shall pay to Executive an amount equal to his then-current annualized salary plus his annual bonus as provided for in Section 3, which salary-based amount shall be paid, commencing with the first day of the month next following the month during which such termination occurs, in twelve equal monthly installments at the times and in the manner in which his salary had been paid during his employment and which bonus-based amount shall be paid not later than the time of the last of such monthly salary-based payments; provided that, if Executive's employment is terminated by reason of the non-renewal of the term under Section 2 such that Executive will have been employed for three years or more from the Commencement Date, the Company shall pay to Executive an amount equal to one-half of his then-current annualized salary plus one-half of his annual bonus, which salary-based amount shall be paid, commencing with the first day of the month next following the month during which such termination occurs, in six equal monthly installments at the times and in the manner in which his salary had been paid during his employment and which bonus-based amount shall be paid not later than the time of the last of such monthly salary-based payments.

     (c) During such twelve- or six-month period after termination of his employment, as the case may be, the Company shall continue to pay or provide all of the fringe benefits which it had been making available to Executive prior to such termination or, if the provision thereof is not possible, the economic equivalent thereof.

     (d) For purposes of this Agreement, the term "Good Reason" shall mean a diminution in the authority, compensation level (annual salary or annual bonus), working conditions or support which Executive had or was entitled to have as of the Commencement Date, including but not limited to any curtailment by the Board of Directors of the power of Executive to act within his role as Chief Executive Officer and President, any change in his title or position such that he is no longer in name or in fact the Chief Executive Officer and President of the Company, any hiring of another executive to whom Executive is required to report or who does not report to Executive or to another executive who directly or indirectly reports to Executive, any failure to nominate or elect Executive to serve as a director of the Company, or any requirement that Executive serve as an executive of the Company or any subsidiary or other affiliate of the Company in any location other than the Washington, D.C. -Metroplex area or Greater New York City.

     9.   Accrued Compensation.  In the event of any termination of
          --------------------
Executive's employment for any reason, Executive (or his estate) shall be paid such portion of Executive's Base Salary as has accrued by virtue of his employment during the period prior to termination and has not yet been paid, together with any amounts for expense reimbursement which have been properly incurred in accordance with the provisions hereof prior to termination and have not yet been paid. Such amounts shall be paid within fifteen (15) days of the Termination Date.

     10.  Confidential Information, Inventions and Noncompetition.
          -------------------------------------------------------
Executive shall enter into the assignment of inventions, nondisclosure and noncompetition agreement. Notwithstanding the foregoing or any provision of such inventions, nondisclosure and noncompetition agreement to the contrary, any intellectual property rights which come into existence prior to the Commencement date and which arose out of the activities of Convergence, Inc. prior to that date except insofar as related directly to the performance of services by Convergence Inc. for the Company (including its predecessors), and any subsequent improvements to such intellectual property rights, shall be and remain the property of Convergence, Inc., and not the Company's; and further, any intellectual property rights of which Executive is the originator, whenever originated, and which do not relate to the products or services offered or proposed be offered by the Company shall be and remain the sole property of Executive and not the Company.

     11.  General.
          -------

     (a) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth above or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telecopy, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

     (b) Entire Agreement. This Agreement and the Exhibits hereto embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior and concurrent oral or written agreements and understandings relating to the subject matter hereof including any agreement(s) to which this Agreement refers. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement or the Exhibits hereto shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     (c) Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

     (d) Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

     (e) Parties. This Agreement is personal and shall in no way be subject to assignment by Executive except as contemplated hereby. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

     (f) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of The Commonwealth of Virginia, without giving effect to the conflict of law principles thereof.

     (g) Severability. The parties intend this Agreement to be enforced as written. However, if any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     (h) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

     (i) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

     (j) Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

                                    Global Exchange, Incorporated


                                    /s/ James W. MacIntyre, IV
                                    -------------------------------------
                                    By: President




                                    /s/ James W. MacIntyre, IV
                                    -------------------------------------
                                    James W. MacIntyre IV



                                    Witnessed by:

                                    /s/ Cynthia L. Allen
                                    -------------------------------------
                                     Cynthia L. Allen, Secretary

March 24, 1997


James W. MacIntyre


Dear Mr. MacIntyre:

     This letter sets forth in writing the terms of an agreement between you (the "Employee") and Global Exchange, Incorporated, a Virginia corporation (the "Company", which term shall include any subsidiaries and affiliates of Global Exchange, Incorporated).

     The Company and the Employee hereby acknowledge the following: (i) The Company is currently engaged in all phases of the business of researching, developing, owning, marketing, licensing and distributing Internet-related computer software and providing related consulting services to its clients, including its ForSite software; (ii) The Company has developed significant reputation and goodwill in its industry throughout the United States and abroad;
(iii) The success of the Company's business depends upon the continued confidentiality of its proprietary information and trade secrets; (iv) The Employee is or will be employed by the Company in a position of trust and confidence and in a capacity in which he has or will become familiar with the Company's confidential information and trade secrets; (v) In the course of his employment or through the use of Company facilities or resources, the Employee may have or may in the future have contributed to the development of Company trade secrets and confidential business information; and (vi) The Company and the Employee are entering into this agreement in consideration of the employment or continued employment of Employee, the granting of bonuses, raises or stock options, if applicable, other good and valuable consideration, and to further document Company policies now in effect.

     In consideration of the foregoing acknowledgments and the agreements set forth herein, the Employee and the Company hereby agree as follows:

     1. The Employee will make full and prompt written disclosure to the Company of all inventions, innovations, improvements, modifications, know-how, discoveries and developments (the "Developments"), whether or not patentable or copyrightable, which are conceived, made or discovered by or under the direction of the Employee, alone or jointly with others, during the course of his employment with the Company or as a direct or indirect result thereof, including those made or discovered during normal working hours, on the premises of the Company, or using Company resources, and including Developments suggested by any work or services performed or to be performed by the Employee for the Company. The Developments will be the sole, absolute and exclusive property of the Company, including any copyrights and patent rights in the Developments, and Employee hereby assigns all rights in the Developments to Company.

     2. All Developments devised, made, developed or perfected after termination of the Employee's employment are within the provisions of Paragraph 1 if conceived in whole or material part during the period of employment or with the use of Company resources or facilities.

     3. At the request and expense of the Company but without charge to the Company, the Employee will do all acts and things as may be necessary to confirm and vest the entire right, title and interest in the Developments in the Company and secure to the Company full protection of the same, including without limitation, the execution and delivery of assignments, patent applications and other documents or papers. In order to confirm the Company's rights, the Employee will also assign to the Company any and all copyrights and reproduction rights to any written material prepared by the Employee in connection with his employment.

     4. All Developments furnished by the Employee to the Company will be the Employee's own and original creation except for materials in the public domain and will not to the best of his knowledge or belief violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation.

     5. During the Employee's period of employment with the Company and after the voluntary or involuntary termination of such employment, whether initiated by the Employee or the Company, the Employee will hold in the strictest confidence and will not, without the express written authority of the Company, directly or indirectly disclose to others, disseminate, use or publish, other than use in the ordinary course of the Company's business, any proprietary, secret or confidential information of the Company (which for the purposes hereof shall include without limitation the Developments, information designated by the Company as "proprietary," "secret," or "confidential" (or similarly designated) and information which is not generally known to those outside of the Company), including but not limited to any such information concerning: (a) the business or operations of the Company or any of its clients, suppliers, customers, consultants, licensees, or others with which it does business ("Business Partners"), (b) any Company or Business Partner materials, apparatus, processes, methods, ways of business, formulae, technology, research, development, customer lists, customer requirements, supplier lists, models, computer programs, program descriptions, flow charts, equipment designs, equipment descriptions, documentation, records, books, technical information, blueprints, databases, or data, or (c) the existence or betterment of, or possible new uses or applications for, any Company or Business Partner product or service (Collectively, "Confidential Information").

     6. Upon the cessation of the Employee's employment by the Company for any reason, he shall not take from, and will promptly return to the Company, any and all Confidential Information and any writings or documents whatever or reproductions thereof and any and all other information of a proprietary, secret or confidential nature which relate in any way to the Company's operations, business, assets, research, development, and any of the other items covered by paragraph 5 above then in Employee's possession or control.

     7. The Employee represents and warrants to the Company as follows: (i) he is not under any obligation to any person which is inconsistent or in conflict with this letter agreement or which would prevent, limit or impair in any way the performance of his obligations hereunder; and (ii) he has not disclosed and will not disclose to the Company, nor use for the Company's benefit, any confidential information or trade secrets of any prior employer or principal, unless and until such confidential information and trade secrets have become public knowledge without the Employee's participation, or unless such disclosure is permitted by any agreement with such prior employer or principal.

     8. The Employee agrees that during the term of his employment with the Company he will not: (a) directly or indirectly, either as principal, agent, employee, consultant, officer, director, stockholder, or in any other capacity, engage in or have a financial interest in, any business which is competitive with the business of the Company or any of its subsidiaries or affiliates, or
(b) solicit customers of the Company in competition with the Company. Notwithstanding Section 8(a), the Employee may continue to hold or purchase at prevailing publicly traded rates not more than one percent (1%) of the outstanding and issued shares of any publicly traded company which is competitive with the business of the Company or any of its subsidiaries or affiliates.

     Notwithstanding this Section 8, the Company agrees that the Employee may, during the term of his employment with the Company, either as an agent, consultant, officer, director, or stockholder, provide professional services to any business which is not competitive with the business of the Company or any of its subsidiaries.

     Without limiting the generality of the foregoing, a business will be deemed competitive or in competition with the Company if it involves research, development, production, manufacture, marketing, distribution, licensing, or sale of any product which is or is intended to be directly competitive with products being researched, developed, produced, manufactured, marketed, distributed, licensed or sold by the Company at any time during the Employee's employment.

     9. This letter agreement does not bind the Employee or the Company to any specified period of employment, such employment being at the will of both the Company and the Employee unless otherwise agreed in writing; and the voluntary or involuntary termination of the Employee's employment shall not affect the obligations of the Employee and the Company hereunder.

     10. The Employee acknowledges that should he breach any of the covenants set forth in this letter, monetary damages would not provide the Company with an adequate remedy for such breach, and he hereby consents in addition to any monetary award to the entry of an order in any court of competent jurisdiction enjoining any activity constituting such a breach and requiring specific performance of his obligations hereunder.

     11. If any portion or provision of this letter agreement should be determined by a court of competent jurisdiction to be invalid or unenforceable, then this letter agreement is intended to and shall be valid and enforced to the fullest extent permitted by law.

     12. Nothing contained in this letter agreement shall refer to or affect any condition of employment or other item not specifically mentioned herein. This letter agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia, and shall inure to the benefit of and be binding upon the heirs, executors, administrators, personal representatives and assigns of the Employee and upon the legal representatives, successors and assigns of the Company. The Employee agrees to jurisdiction and venue in the federal and state courts within the Commonwealth of Virginia for all disputes and enforcement actions arising under this Agreement.

     Please indicate your acceptance of the terms of this letter agreement by signing in the place provided below, whereupon this letter agreement shall take effect as an instrument under seal.

                                        Very truly yours,

                                        Global Exchange, Incorporated


                                        By:/s/ James W. MacIntyre, IV
                                           ---------------------------

                                           President
                                           -----------------------
                                           Title


Agreed to as of the date
on page 1 of this letter agreement.


/s/ James W. MacIntyre, IV
--------------------------
James W. MacIntyre


                                      -3-